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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Briggs & Stratton Corporation of our report dated February 26, 2001, except as to Note 16 which is as of March 27, 2001, relating to the financial statements and financial statement schedule of Generac Portable Products, Inc., which appears in the Annual Report on Form 10-K of Generac Portable Products, Inc. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.







PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
July 2, 2001